Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Purple Biotech Ltd.

We consent to the use of our report dated March 7, 2022, with respect to the consolidated financial statements of Purple Biotech Ltd. and its subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

December 7, 2022